Calculation of Filing Fee Tables
S-1
LION COPPER & GOLD CORP.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, no par value per share	Other	27,979,274	$ 0.0965	$ 2,699,999.94	0.0001381	$ 372.87
Fees to be Paid	2	Equity	Common Shares, no par value per share	Other	27,979,274	$ 0.0965	$ 2,699,999.94	0.0001381	$ 372.87
Fees Previously Paid	3	Equity	Common Shares, no par value per share	Other	99,605,289	$ 0.122	$ 12,151,845.26		$ 1,860.45
Fees Previously Paid	4	Equity	Common Shares, no par value per share	Other	27,917,510	$ 0.056	$ 1,563,380.56		$ 239.35
Fees Previously Paid	5	Equity	Common Shares, no par value per share	Other	41,707,215	$ 0.056	$ 2,335,604.04		$ 357.58
Fees Previously Paid	6	Equity	Common Shares, no par value per share	Other	25,155,554	$ 0.06	$ 1,509,333.24		$ 231.08
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 22,960,162.98		$ 3,434.20
			Total Fees Previously Paid:						$ 2,688.46
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 745.74
Offering Note
[1]	This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended. Consists of 27,979,274 Common Shares issuable upon conversion of secured convertible debentures held by selling shareholders with a conversion price of $0.0965 per share.

[2]	This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended. Consists of 27,979,274 Common Shares issuable upon exercise of common share purchase warrants held by selling shareholders exercisable at $0.0965 per share.

[3]	This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended. Consists of 99,605,289 Common Shares offered by selling shareholders. Estimated solely for the purpose of calculating the registration fees pursuant to Rule 457(c) promulgated under the Securities Act based upon the average of the high and low prices of the Common Shares as quoted on the OTCQB on September 23, 2025, which was $0.122.

[4]	This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended. Consists of 27,917,510 Common Shares issuable upon exercise of common share purchase warrants held by selling shareholders exercisable at $0.056 per share.

[5]	This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended. Consists of 41,707,215 Common Shares issuable upon exercise of common share purchase warrants held by selling shareholders exercisable at $0.056 per share.

[6]	This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended. Consists of 25,155,554 Common Shares issuable upon exercise of common share purchase warrants held by selling shareholders exercisable at $0.06 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A